Exhibit 99.1

Colony NorthStar Credit Real Estate, Inc. Lists on New York Stock Exchange with $5.1 billion1 in Total Assets

- Combination Creates One of the Largest Commercial Real Estate Credit REITs,

Trading Under “CLNC” -

- $300 Million Common Stock Repurchase Plan Approved -

NEW YORK and LOS ANGELES, February 1, 2018 /PRNewswire/ – Colony NorthStar Credit Real Estate, Inc. (NYSE: CLNC) (“Colony NorthStar Credit” or the “Company”) today announced the completion of the combination (the “Combination”) of a select debt and credit real estate portfolio of Colony NorthStar, Inc. (“Colony NorthStar”) with substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc., (“NorthStar I”), and all of the assets and liabilities of NorthStar Real Estate Income II, Inc. (“NorthStar II”). The Combination was originally announced on August 28, 2017, and approved by NorthStar I and NorthStar II stockholders at their respective special meetings held on January 18, 2018.

In connection with the closing of the Combination, the Company also today announced the listing of its Class A common stock on the New York Stock Exchange (the “NYSE”). Trading of the Company’s Class A common stock will officially commence this morning under the ticker symbol “CLNC.”

The Company is externally managed by a subsidiary of Colony NorthStar, a NYSE-listed global real estate and investment management firm, with a history of consummating approximately $25 billion of commercial real estate debt and credit asset investments. Colony NorthStar and its affiliates own approximately 37% of the Company’s common equity on a fully diluted basis, evidencing a strong and continuing alignment of interests between Colony NorthStar and Company stockholders.

The Company has a diversified portfolio with approximately $5.1 billion1 in total assets and $3.3 billion1 in equity value, making it one of the largest commercial real estate (“CRE”) credit real estate investment trusts (“REIT”) by shareholders’ equity. The Company’s strategy is to originate senior mortgages, mezzanine loans and preferred equity interests, and selectively acquire other CRE debt and credit assets and net leased real estate.

Colony NorthStar Credit’s newly appointed Board of Directors features a strong team of seven industry veterans with extensive credit investing experience. Colony NorthStar affiliated directors are Richard Saltzman, Chairman of the Board; Kevin Traenkle, Chief Executive Officer and President of the Company; and Darren Tangen, Executive Vice President and Chief Financial Officer of Colony NorthStar. The independent directors are Catherine Rice, Vernon Schwartz, John Westerfield and Winston Wilson.

The Company has a book value per share of approximately $252, and the Company anticipates an initial annualized dividend yield of approximately 7% of its book value per share2. Any dividend will be subject to approval by the Company’s Board of Directors. The Company expects to have immediate access to over $600 million of liquidity (including the $400 million corporate revolver closed concurrently with the Combination) and over $2 billion3 of repurchase facility capacity to continue to execute on its investment strategy and potentially grow its dividend.

The Company’s Board of Directors has authorized a stock repurchase program, under which the Company may repurchase up to $300 million of its outstanding Class A common stock until March 31, 2019. Under the stock repurchase program, the Company may repurchase shares in open market purchases, through tender offers or otherwise in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. If the Company repurchases shares in the open market under this program, such repurchases will not begin until after the release of the Company’s financial statements for the year ended December 31, 2017, which is anticipated in early March.

The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend on a variety of factors, including market conditions and other corporate considerations, as determined by the Company. The repurchase program may be suspended or terminated at any time. The Company expects to monitor market conditions with respect to its Class A common stock following the listing of the shares, and may consider taking, but is under no obligation to take, other actions with respect to its Class A common stock.

Kevin Traenkle, Chief Executive Officer of Colony NorthStar Credit, commented, “We are very pleased to announce the completion of this tri-party merger and listing of Colony NorthStar Credit on the New York Stock Exchange. The combined Company creates immediate scale as Colony NorthStar Credit becomes one of the largest commercial real estate credit REITs. In addition, the Company delivers a stabilized portfolio with an attractive in-place yield, along with a flexible investment mandate to pursue real estate credit investments across the capital structure. We also enjoy significant financial flexibility with immediate access to over $600 million of available liquidity plus substantial repurchase facility capacity to execute our investment strategies. Importantly, we expect to derive significant benefits through our affiliation with Colony NorthStar who brings extensive transaction and asset management experience across numerous commercial real estate asset classes and through multiple cycles. As the external manager and largest shareholder in the Company, Colony NorthStar’s interests are aligned with those of Colony NorthStar Credit’s stockholders.”

Richard B. Saltzman, the Chairman of Colony NorthStar Credit and President and Chief Executive Officer of Colony NorthStar, added, “We strongly believe this Combination is a winning proposition for all stockholders. Credit investing across the capital stack is a core competency of Colony NorthStar and the creation of Colony NorthStar Credit permits us to pursue this great market opportunity in scale. At the same time, it also helps to continue simplifying the Colony NorthStar story as these investments used to be made either directly by Colony NorthStar or through its sponsored non-traded real estate investment trusts.”

With regards to the Combination, J.P. Morgan acted as lead financial advisor, Barclays acted as a financial advisor and Hogan Lovells US LLP acted as legal counsel to Colony NorthStar. Credit Suisse Securities (USA) LLC acted as financial advisor and Alston & Bird LLP acted as legal counsel to the NorthStar I special committee. Moelis & Company LLC acted as financial advisor and Venable LLP acted as legal counsel to the NorthStar II special committee and Greenberg Traurig, LLP acted as legal counsel to NorthStar II.

With regards to the listing, J.P. Morgan and Barclays acted as advisors. Hogan Lovells US LLP acted as the Company’s counsel and Clifford Chance US LLP acted as the listing advisors’ counsel.

About Colony NorthStar Credit Real Estate, Inc.

Colony NorthStar Credit (NYSE: CLNC) is a newly organized Maryland corporation focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony NorthStar Credit was created through the combination of a select portfolio of assets and liabilities of Colony NorthStar with substantially all of the assets and liabilities of NorthStar I, and all of the assets and liabilities of NorthStar II. Colony NorthStar Credit will be externally managed by a subsidiary of Colony NorthStar. Through the Combination, Colony NorthStar Credit expects to own a diversified portfolio with approximately $5.1 billion1 in total assets and $3.3 billion1 in equity value, making the Company one of the largest publicly traded CRE credit REITs by shareholders’ equity. Colony NorthStar Credit will elect to be taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

About Colony NorthStar, Inc.

Colony NorthStar (NYSE: CLNS) is a leading global real estate and investment management firm. Colony NorthStar resulted from the January 2017 merger between Colony Capital, Inc., NorthStar Asset Management Group, Inc. and NorthStar Realty Finance Corp. Colony NorthStar has significant property holdings in the healthcare, industrial and hospitality sectors, other equity and debt investments and an embedded institutional and retail investment management business. Colony NorthStar currently has assets under management of $57 billion4 as of September 30, 2017, and manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, non-traded and traded real estate investment trusts and registered investment companies. The firm maintains principal offices in Los Angeles and New York, with more than 500 employees in offices located across 18 cities in ten countries. Colony NorthStar will elect to be taxed as a REIT for U.S. federal income tax purposes. For additional information regarding Colony NorthStar and its management and business, please refer to www.clns.com.

Forward Looking Statement

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results after the Combination may differ materially from the pro forma information presented in the Company’s Registration Statement on Form S-4; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony NorthStar, any adverse changes in the financial health or otherwise of its manager or Colony NorthStar could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Registration Statement on Form S-4 (File No. 333-221685).

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony NorthStar Credit is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar Credit does not intend to do so.

Investor Relations

Colony NorthStar Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

1.	Based on financials as of September 30, 2017, on a pro forma basis assuming the closing of the Combination.

2.	Based on the Company’s unaudited pro forma condensed combined balance sheet as of September 30, 2017, and reflecting pro forma transaction adjustments, including the impact of fair value, consolidation and various closing adjustments.

3.	Includes incremental capacity from new repurchase facility commitments currently under negotiation. There is no assurance that definitive agreements will be entered into on the terms contemplated or at all.

4.	Includes approximately $15 billion through its ownership of the Townsend Group.